Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of July 12, 2024, by and between FACT II Acquisition LLC, a Cayman Islands limited liability company (the “Company”), and FACT II Acquisition Parent LLC, a Cayman Islands limited liability company (the “Purchaser”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof and, if not so defined, then such capitalized terms shall have the meanings ascribed thereto in the LLC Agreement (as defined below).

In consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1. Authorization and Closing.

(a) Subscription. At the Closing, the Purchaser shall make a capital contribution to the Company in the amount set forth opposite the Purchaser’s name on the Schedule of Purchaser attached hereto in exchange for the Interest in the Company set forth opposite the Purchaser’s name on the Schedule of Purchaser attached hereto.

(b) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place virtually through the exchange of signature pages via electronic mail on the date hereof. At the Closing, the Company shall register in its books and records the Purchaser as an owner of the Interest acquired by the Purchaser hereunder upon payment of the aggregate contribution amount thereof by wire transfer of immediately available funds to such account as designated by the Company.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that as of the Closing:

(a) Organization and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite limited liability power and authority to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

(b) Membership Interests and Related Matters. As of immediately after the Closing hereunder, the Interest of the Company’s Members will be as set forth on the Schedule of Purchaser attached hereto. As of the date hereof there are no outstanding warrants, options, agreements or other commitments pursuant to which the Company is obligated to issue, sell, purchase, return or redeem any of its membership interests or other securities convertible into or exchangeable for any of its membership interests. Except for the LLC Agreement, there are no agreements, arrangements, proxies or understandings that restrict or affect voting or transfer of any of the membership interests of the Company.

(c) Authorization; Enforceability. The execution, delivery and performance by the Company of this Agreement and the LLC Agreement have been duly authorized by the Company. This Agreement and the LLC Agreement each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the LLC Agreement by the Company does not conflict with, violate or result in the breach of, require notice to any Person under, or, except as set forth in the LLC Agreement, create any lien on the Interest pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Company is a party or is subject or by which the Company is bound.

(e) No Prior Activities. The Company was formed on June 19, 2024 and, since its formation, has not conducted any activities or incurred any liabilities other than those incident to its formation and organization.

(f) Investment Company. The Company is not, and after giving effect to the transactions contemplated by this Agreement, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Use of Proceeds. The Company will use the proceeds from the sale of the Interest pursuant to this Agreement to pay fees and expenses of the Company and its direct and indirect subsidiaries in connection therewith and to provide working capital to the Company and its direct and indirect subsidiaries.

Section 3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that: (i) it is acquiring the Interest purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a distribution in violation of any applicable securities laws; (ii) it has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Interest purchased hereunder and has had full access to such other information concerning the Company as it may have requested, and that in making its decision to invest in the Interest being purchased hereunder it is not in any way relying on the fact that any other Person has decided to invest in the Interest; (iii) it is able to bear the economic risk of its investment in the Interest for an indefinite period of time because the Interest have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available; (iv) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; and (v) it has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the LLC Agreement, and each such agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms (subject to the availability of equitable remedies and to the laws of bankruptcy and similar laws affording creditors’ rights generally) and does not violate the Purchaser’s organizational documents.

Section 4. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“LLC Agreement” means that certain Limited Liability Company Agreement, dated June 19, 2024, by and among the Company and the members of the Company, as the same may be amended and/or restated from time to time.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal law then in force.

Section 5. Miscellaneous.

(a) Remedies. Each holder of Interest acquired hereunder shall have all rights and remedies set forth in this Agreement and the LLC Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(b) Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Purchaser unless such modification, amendment or waiver is approved in writing by the Company and the Purchaser. No other course of dealing between the Company and the holder of any Interest or any delay in exercising any rights hereunder or under the LLC Agreement shall operate as a waiver of any rights of any such holders.

(c) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

(d) Dealings with the Purchaser. The Company acknowledges and agrees that the Purchaser, its respective Affiliates, stockholders, directors, officers, controlling persons, partners, members, agents and employees shall not be obligated to satisfy any obligations of the Company set forth in this Agreement. The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that it may otherwise have in connection with the matters described in this Section 5(d).

(e) Transfer. The Interest is transferable only pursuant to the terms and provisions of the LLC Agreement.

(f) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser’s benefit as a purchaser or holder of Interest are also for the benefit of, and enforceable by, any subsequent holder of such Interest, subject to the terms and conditions of the LLC Agreement. The rights and obligations of the Purchaser under this Agreement may be assigned by the Purchaser at any time, in whole or in part, to any investment fund managed or advised by the Purchaser or any successor thereto or to any co investment vehicle for the benefit of all or some of the employees of the Purchaser or any successor thereto, in each case, subject to the terms and conditions of the LLC Agreement.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement and any amendments hereto may be executed simultaneously in multiple counterparts (and may be delivered by means of facsimile transmission or electronic transmission in portable document format, which shall be treated in all manner and respects as an original signed version hereof delivered in person), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(i) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(j) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given in the manner, and to the recipients, set forth in the LLC Agreement.

Section 6. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed as of the date first written above.

COMPANY:

FACT II ACQUISITION LLC

By: FACT II Acquisition Parent LLC, its Manager

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Manager

PURCHASER:

FACT II ACQUISITION PARENT LLC

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Manager

[Signature Page to Subscription Agreement]

SCHEDULE OF PURCHASER

Name	Interest	Capital Contribution
FACT II Acquisition Parent LLC	100%	$25,000.00
Totals	100%	$25,000.00